SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 3, 2003

CONVERGYS CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-4379	31-1598292
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 East Fourth Street Cincinnati, Ohio	45202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 723-7000

Form 8-K	Convergys Corporation

Item 5. Other Events and Regulation FD Disclosure

On June 3, 2003, Convergys Corporation announced that it has signed an agreement with Sprint Spectrum LP (“Sprint PCS”) to provide functionality that will support the migration of Sprint PCS’s customers from its current Convergys legacy billing system to an in-house system. Convergys believes that Sprint PCS intends to migrate off its current Convergys legacy billing system.

Convergys’ general billing contract with Sprint PCS runs through December 31, 2004. Sprint PCS has until March 31, 2004 to exercise its option to extend this contract. At the present time, Convergys’ Information Management Group continues to process billing and usage for Sprint PCS subscribers.

Convergys’ 2003 financial guidance already had assumed lower revenue from Sprint PCS. In 2002, Convergys’ Information Management Group generated approximately $150 million in revenue from Sprint PCS. The existing billing contract provides for a minimum payment from Sprint PCS to Convergys of $40 million in 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERGYS CORPORATION

By:	/s/ WILLIAM H. HAWKINS II
William H. Hawkins II Senior Vice President General Counsel and Secretary

Date: June 3, 2003